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                                EXHIBIT 2
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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  Smith Barney Fund Management, Investment advisor in accordance with
                   Section 240.13d -1(b)(1)(ii)(E)

   Each of the undersigned hereby affirms the identification and Item 3 Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



   Date: November 12, 2002


                              SALOMON SMITH BARNEY HOLDINGS INC.


                              By: /s/ Joseph B. Wollard
                                  --------------------------------
                                  Name:  Joseph B. Wollard
                                  Title: Assistant Secretary


                              CITIGROUP INC.


                              By: /s/ Joseph B. Wollard
                                  --------------------------------
                                  Name:  Joseph B. Wollard
                                  Title: Assistant Secretary